As filed with the Securities and Exchange Commission on September 22, 2025

Registration No. 333-279849

Registration No. 333-265921

Registration No. 333-238779

Registration No. 333-204725

Registration No. 333-192713

Registration No. 333-186683

Registration No. 333-161749

Registration No. 333-161745

Registration No. 333-161742

Registration No. 333-145432

Registration No. 333-129156

Registration No. 333-110952

Registration No. 333-110593

Registration No. 333-100794

Registration No. 333-96615

Registration No. 333-75810

Registration No. 333-72010

Registration No. 333-71774

Registration No. 333-66430

Registration No. 333-65802

Registration No. 333-49448

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement No. 333-279849

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-265921

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-238779

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-204725

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-192713

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-186683

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-161749

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-161745

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-161742

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-145432

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-129156

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-110952

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-110593

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-100794

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-96615

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-75810

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-72010

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-71774

POST EFFECTIVE AMENDMENT NO. 2 TO Registration Statement on form s-8 No. 333-66430

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-65802

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 Registration Statement NO. 333-49448

UNDER THE SECURITIES ACT OF 1933

SpartanNash Company

(Exact name of Registrant as specified in its charter)

Michigan	38-0593940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

850 76th Street S.W.

P.O. Box 8700

Grand Rapids, Michigan 49518

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

SpartanNash Company 2024 Stock Incentive Plan

SpartanNash Company Associate Stock Purchase Plan of 2022

SpartanNash Company 2020 Stock Incentive Plan

SpartanNash Company Stock Incentive Plan of 2015

Spartan Stores, Inc. Associate Stock Purchase Plan of 2009

Nash-Finch Company 2009 Incentive Award Plan

Spartan Stores, Inc. Stock Incentive Plan of 2005

Spartan Stores, Inc. Savings Plus Plan

Spartan Stores, Inc. Savings Plus Plan for Union Associates

Spartan Stores, Inc. Supplemental Savings Plan for Directors

Spartan Stores, Inc. 2001 Associate Stock Purchase Plan

Spartan Retail Savings Plus Plan

Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates

Spartan Stores, Inc. Supplemental Executive Savings Plan

Spartan Stores, Inc. 2001 Stock Bonus Plan

Spartan Stores, Inc. 2001 Stock Incentive Plan

Spartan Stores, Inc. Directors’ Stock Purchase Plan

(Full title of the plans)

Ileana McAlary

Executive Vice President, Chief Legal Officer and Corporate Secretary

SpartanNash Company

850 76th Street, S.W.

P.O. Box 8700

Grand Rapids, Michigan 49518-8700

(616) 878-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by SpartanNash Company, a Michigan corporation (together with any successor or surviving entity, collectively, the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-8 (collectively, the “S-8 Registration Statements”) of the Registrant:

•	Registration Statement on Form S-8 (No. 333-279849), filed with the SEC on May 31, 2024;

•	Registration Statement on Form S-8 (No. 333-265921), filed with the SEC on June 30, 2022;

•	Registration Statement on Form S-8 (No. 333-238779), filed with the SEC on May 29, 2020;

•	Registration Statement on Form S-8 (No. 333-204725), filed with the SEC on June 4, 2015;

•	Registration Statement on Form S-8 (No. 333-192713), filed with the SEC on December 6, 2013;

•	Registration Statement on Form S-8 (No. 333-186683), filed with the SEC on February 14, 2013;

•	Registration Statement on Form S-8 (No. 333-161749), filed with the SEC on September 4, 2009;

•	Registration Statement on Form S-8 (No. 333-161745), filed with the SEC on September 4, 2009;

•	Registration Statement on Form S-8 (No. 333-161742), filed with the SEC on September 4, 2009;

•	Registration Statement on Form S-8 (No. 333-145432), filed with the SEC on August 14, 2007;

•	Registration Statement on Form S-8 (No. 333-129156), filed with the SEC on October 20, 2005;

•	Registration Statement on Form S-8 (No. 333-110952), filed with the SEC on December 5, 2003;

•	Registration Statement on Form S-8 (No. 333-110593), filed with the SEC on November 19, 2003;

•	Registration Statement on Form S-8 (No. 333-100794), filed with the SEC on October 28, 2002;

•	Registration Statement on Form S-8 (No. 333-96615), filed with the SEC on July 17, 2002;

•	Registration Statement on Form S-8 (No. 333-75810), filed with the SEC on December 21, 2001;

•	Registration Statement on Form S-8 (No. 333-72010), filed with the SEC on October 22, 2001;

•	Registration Statement on Form S-8 (No. 333-71774), filed with the SEC on October 17, 2001;

•	Registration Statement on Form S-8 (No. 333-66430), filed with the SEC on August 1, 2001, as amended by the Post-Effective Amendment No. 1 filed with the SEC on July 17, 2002;

•	Registration Statement on Form S-8 (No. 333-65802), filed with the SEC on July 25, 2001; and

•	Registration Statement on Form S-8 (No. 333-49448), filed with the SEC on November 7, 2000.

Effective as of September 22, 2025, as contemplated by the Agreement and Plan of Merger, dated as of June 22, 2025 (the “Merger Agreement”), among the Registrant, New Mackinac HoldCo, Inc. a Delaware corporation (together with any successor or surviving entity, collectively, “Parent”), Mackinac Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and C&S Wholesale Grocers, LLC, a Delaware limited liability company (“Guarantor”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as the surviving corporation and a wholly owned subsidiary of Parent.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-8 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-8 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-8 Registration Statements that remain unsold as of the effectiveness of the Merger on September 22, 2025 and terminates the effectiveness of each of the S-8 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on September 22, 2025.

SpartanNash Company

By:	/s/ Ileana McAlary
Name:	Ileana McAlary
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.